NTN Buzztime, Inc. Reports Second Quarter 2019 Results

- Signs Repeat Customer for $3 Million Deal -

- Increases Footprint with Mobile App -

CARLSBAD, Calif., August 9, 2019, — NTN Buzztime, Inc. (NYSE American: NTN), reported financial results for the second quarter ended June 30, 2019.

“During the second quarter, Buzztime Entertainment improved net loss compared to the prior year period and delivered its 13th consecutive quarter of positive EBITDA and gained traction on three important growth initiatives,” said Ram Krishnan, NTN Buzztime CEO. “Upon test-marketing our new capital-light product, called Buzztime Basic, we signed over 80 locations in the first 75 days after it was released. After releasing a new mobile app, we achieved over 37,000 downloads. We launched our new ad platform in limited beta and began seeing transactions on the open exchange, both on a local and national basis. In addition, we completed a Nielsen study designed to measure the value of our audience, revealing we have one of the largest place-based advertising networks in the country and confirming we have a great market opportunity.”

“The investments we made in the tablet platform continue to pay off in new markets. We’ve secured a second order from our jail partner that provides for $3.0 million of revenue through 2020 and continue to see momentum in our hardware and platform segment. In the third quarter, we will reduce our SG&A run rate to help ensure our prudent use of capital and keep our investments focused. Our new products present an exciting trajectory for growth, and we believe we will be better positioned to capture these market opportunities down the road,” concluded Mr. Krishnan.

Financial Results for the Second Quarter Ended June 30, 2019

Total revenues were $5.2 million, compared to $4.8 million in the first quarter of 2019 and $5.7 million in the second quarter of 2018. The year over year decrease reflects lower subscription and professional development revenue, partially offset by increases in advertising revenue. Direct costs were $1.7 million, compared to $1.9 million for the same period in 2018. Gross margin was 67%, compared to 66% for the same period in 2018, reflecting decreased equipment sales in the current period that typically carry lower gross margins. Selling, general and administrative expense decreased to $3.4 million, compared to $3.7 million in the prior year quarter, reflecting cost management measures. Net loss attributable to common shareholders was $98,000, or $0.03 per share, improved from a net loss attributable to common shareholders of $132,000, or $0.05 per share, in the prior year quarter. Net loss was $90,000, improved from a net loss of $124,000 in the prior year quarter. EBITDA was $686,000, compared to $691,000 in the prior year quarter.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization and is not intended to represent a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP). Although EBITDA is positive this quarter, it may not be positive in future quarters. A detailed description and reconciliation of EBITDA and management’s reasons for using this measure is set forth at the end of this press release.

Metric Review for the Quarter Ended June 30 , 2019

The site count was 2,609 at June 30, 2019, compared to 2,632 at March 31, 2019. Management anticipates that site count will continue to fluctuate.

Liquidity

Cash, cash equivalents and restricted cash was $3.0 million at June 30, 2019, compared to $2.8 million at December 31, 2018. For the first six months in 2019, cash flow from operations was $1.3 million, increasing from $239,000 in the same period last year.

Conference Call

Management will review the results on a conference call with a live question and answer session today, August 9, 2019, at 4:30 p.m. ET. To access the call, please use passcode 8597009 and dial:

●	(877) 307-1373 for the live call and (855) 859-2056 for the replay, if calling from the United States or Canada; or
●	(678) 224-7873 for the live call and (404) 537-3406 for the replay, if calling internationally.

The call will also be accompanied live by webcast that will be accessible at the company’s website at http://www.buzztime.com/investors. The replay of the call will be available until August 16, 2019.

Forward-looking Statements

This release contains forward-looking statements that reflect management’s current views of future events and operations, including statements regarding the ability of the company’s new products to increase the company’s growth, the impact of the company’s planned reduction in selling, general and administrative expense, and management’s view regarding the company’s ability to capture market opportunities. These risks and uncertainties include the risks of unsuccessful execution or launch of products, platforms or brands, risks associated with customer retention and growth plans, the impact of alternative entertainment options and technologies and competitive products, brands, technologies and pricing, adverse economic conditions, the regulatory environment and changes in the law, failure of customer and/or player acceptance or demand for new or existing products, lower market acceptance or appeal of both existing and new products and services by particular demographic groups or audiences as a whole, termination of partnership and contractual relationships and technical problems or outages. Please see NTN Buzztime, Inc.’s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

About Buzztime:

Buzztime (NYSE American: NTN) delivers interactive entertainment and innovative technology that helps its customers acquire, engage and retain its patrons. Most frequently used in bars and restaurants in North America, the Buzztime tablets, mobile app and technology offer engaging solutions to establishments that have guests who experience dwell time, such as casinos, senior living, and more. Casual dining venues license Buzztime’s customizable solution to differentiate themselves via competitive fun by offering guests trivia, card, sports and arcade games. Buzztime’s platform creates connections among the players and venues and amplifies guests’ positive experiences. Buzztime’s in-venue TV network creates one of the largest digital out of home ad audiences in the US and Canada. Buzztime hardware solutions leverages the company’s experience manufacturing durable tablets and charging systems, enabling a diverse group of businesses including corrections, point-of-sale and loyalty with product implementation. Buzztime games have also been recently licensed by other businesses serving other markets. For more information, please visit http://www.buzztime.com or follow us on Facebook or Twitter@buzztime.

IR AGENCY CONTACT:

Kirsten Chapman, LHA Investor Relations, buzztime@lhai.com 415-433-3777

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NTN BUZZTIME, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except par value amount)

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$2,727	$2,536
Restricted cash	51	50
Accounts receivable, net	732	1,143
Income taxes receivable	8	—
Site equipment to be installed	1,689	2,539
Prepaid expenses and other current assets	506	517
Total current assets	5,713	6,785

Restricted cash, long-term	200	200
Operating lease right-of-use assets	2,245	—
Fixed assets, net	3,845	4,667
Software development costs, net	2,464	2,018
Deferred costs	377	424
Goodwill	695	667
Other assets	100	103
Total assets	$15,639	$14,864

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$283	$271
Accrued compensation	632	572
Accrued expenses	372	444
Sales taxes payable	67	87
Income taxes payable	—	1
Current portion of long-term debt	1,083	1,000
Current portion of obligations under operating leases	363	—
Current portion of obligations under financing leases	25	45
Current portion of deferred revenue	518	1,267
Other current liabilities	231	337
Total current liabilities	3,574	4,024

Long-term debt	2,235	2,729
Obligations under operating leases	3,090	—
Obligations under financing leases	31	41
Deferred revenue	17	30
Deferred rent	—	1,123
Other liabilities	25	—
Total liabilities	8,972	7,947

Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $0.005 par value, $156 liquidation preference, 156 shares authorized; 156 shares issued and outstanding at June 30, 2019 and December 31, 2018	1	1
Common stock, $0.005 par value, 15,000 shares authorized at June 30, 2019 and December 31, 2018; 2,882 and 2,875 shares issued at June 30, 2019 and December 31, 2018, respectively	14	14
Treasury stock, at cost, 10 shares at June 30, 2019 and December 31, 2018	(456)	(456)
Additional paid-in capital	136,648	136,552
Accumulated deficit	(129,805)	(129,394)
Accumulated other comprehensive income	265	200
Total shareholders’ equity	6,667	6,917
Total liabilities and shareholders’ equity	$15,639	$14,864

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenues
Subscription revenue	$3,800	$4,041	$7,633	$8,106
Hardware revenue	595	590	800	1,269
Other revenue	831	1,020	1,625	2,037
Total revenues	5,226	5,651	10,058	11,412

Operating expenses:
Direct operating costs (includes depreciation and amortization)	1,717	1,937	3,201	3,904
Selling, general and administrative	3,422	3,658	6,891	7,679
Depreciation and amortization (excluding depreciation and amortization included in direct costs	89	83	185	169
Total operating expenses	5,228	5,678	10,277	11,752
Operating loss	(2)	(27)	(219)	(340)
Other expense, net	(88)	(73)	(173)	(167)
Loss before income taxes	(90)	(100)	(392)	(507)
Income tax provision	—	(24)	(11)	(26)
Net loss	(90)	(124)	(403)	(533)
Series A preferred stock dividend	(8)	(8)	(8)	(8)
Net loss attributable to common shareholders	$(98)	$(132)	$(411)	$(541)

Net loss per common share – basic and diluted	$(0.03)	$(0.05)	$(0.14)	$(0.22)

Weighted average shares outstanding – basic and diluted	2,870	2,514	2,868	2,512

Comprehensive loss:
Net loss	$(98)	$(124)	$(403)	$(533)
Foreign currency translations adjustment	32	(43)	65	(91)
Total comprehensive loss	$(58)	$(167)	$(338)	$(624)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Six months ended June 30,
	2019	2018
Cash flows provided by operating activities:
Net loss	$(403)	$(533)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,454	1,336
Provision for doubtful accounts	27	36
Amortization of operating lease right-of-use assets	144	—
Scrap expense	4	28
Transfer of fixed assets to sales-type lease	6	10
Stock-based compensation	109	251
Amortization of debt issuance costs	5	17
Loss from disposition of equipment and capitalized software	16	23
Changes in assets and liabilities:
Accounts receivable	384	(108)
Site equipment to be installed	465	(111)
Operating lease liabilities	(58)	—
Prepaid expenses and other liabilities	12	(176)
Accounts payable and accrued expenses	(20)	145
Income taxes	(10)	14
Deferred costs	47	234
Deferred revenue	(866)	(848)
Deferred rent	—	(99)
Other liabilities	23	20
Net cash provided by operating activities	1,339	239

Cash flows used in investing activities:
Capital expenditures	(79)	(280)
Capitalized software development expenditures	(639)	(424)
Net cash used in investing activities	(718)	(704)

Cash flows (used in) provided by financing activities:
Net proceeds from issuance of common stock related to registered direct offering	—	1,381
Payment on long-term debt	(417)	(364)
Principal payments on financing leases	(30)	(88)
Payment of preferred stockholder dividends	(8)	(8)
Tax withholding related to net share settlement of vested restricted stock units	(13)	—
Net cash (used in) provided by financing activities	(468)	921

Effect of exchange rate on cash	39	(49)
Net increase in cash and cash equivalents	192	407
Cash, cash equivalents and restricted cash at beginning of period	2,786	3,378
Cash, cash equivalents and restricted cash at end of period	2,978	3,785

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NTN BUZZTIME, INC. AND SUBSIDIARIES

RECONCILIATION of GAAP TO NON-GAAP

(unaudited)

(In thousands)

A schedule reconciling the Company’s consolidated net loss calculated in accordance with GAAP to EBITDA is included in the supplemental table below. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA is not intended to represent a measure of performance in accordance with GAAP, nor should EBITDA be considered as an alternative to statements of cash flows as a measure of liquidity. EBITDA is included herein because the Company believes it is a measure of operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies like Buzztime that carry significant levels of non-cash depreciation and amortization charges in comparison to their net income or loss calculation in accordance with GAAP.

The following table reconciles our net loss per GAAP (in thousands) to EBITDA:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net loss per GAAP	$(90)	$(124)	$(403)	$(533)
Interest expense, net	69	94	136	187
Income tax provision	—	24	11	26
Depreciation and amortization	707	697	1,454	1,336
Total EBITDA	$686	$691	$1,198	$1,016

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